Exhibit 99.1

XpresSpa Holdings, LLC
and Subsidiaries

Consolidated Financial Statements
Nine Months Ended September 30, 2016 and Years Ended December 31, 2015 and 2014

XpresSpa Holdings, LLC
and Subsidiaries

Consolidated Financial Statements

Nine Months Ended September 30, 2016 and
Years Ended December 31, 2015 and 2014

XpresSpa Holdings, LLC and Subsidiaries

Contents

Independent Auditor’s Report	3-4

Consolidated Financial Statements:

Balance Sheets as of September 30, 2016 (Unaudited) and December 31, 2015 and 2014	5

Statements of Operations for the Nine Months Ended September 30, 2016 (Unaudited) and 2015 (Unaudited) and for the Years Ended December 31, 2015 and 2014	6

Statements of Comprehensive Loss for the Nine Months Ended September 30, 2016 (Unaudited) and 2015 (Unaudited) and for the Years Ended December 31, 2015 and 2014	7

Statements of Changes in Members’ Equity for the Nine Months Ended September 30, 2016 (Unaudited) and for the Years Ended and December 31, 2015 and 2014	8

Statements of Cash Flows for the Nine Months Ended September 30, 2016 (Unaudited) and 2015 (Unaudited) and for the Years Ended December 31, 2015 and 2014	9

Notes to Consolidated Financial Statements	10-23

Independent Auditor’s Report

Board of Directors

XpresSpa Holdings, LLC

New York, NY

We have audited the accompanying consolidated financial statements of XpresSpa Holdings, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of XpresSpa Holdings, LLC and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

New York, New York

August 15, 2016

XpresSpa Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

	September 30, 2016 (unaudited)	December 31, 2015	December 31, 2014
Assets
Current:
Cash and cash equivalents	$2,733,108	$4,177,465	$2,191,575
Accounts receivable	55,550	49,920	43,019
Inventory, net	2,485,248	2,538,367	1,877,847
Prepaid expenses	368,237	383,866	684,449
Total Current Assets	5,642,143	7,149,618	4,796,890
Spa Leasehold Improvements, Property and Equipment, Net (Note 3)	14,191,245	14,422,011	14,428,849
Other Assets:
Restricted cash	634,306	634,306	495,718
Pending location acquisition costs (Note 4)	-	20,000	155,500
Intangible assets, net (Note 6)	1,338,739	1,843,970	2,063,652
Security deposits	792,925	467,872	317,749
Total Other Assets	2,765,970	2,966,148	3,032,619
	$22,599,358	$24,537,777	$22,258,358
Liabilities and Members’ Equity
Current Liabilities:
Accounts payable	$1,507,340	$1,578,244	$2,346,545
Accrued expenses and taxes payable	3,477,652	3,109,501	1,528,926
Notes payable – credit card financing	467,621	-	-
Loan payable – member (Note 8)	25,500	25,500	25,500
Total Current Liabilities	5,478,113	4,713,245	3,900,971
Other Liabilities:
Note payable, net – member (Note 7)	5,895,181	5,722,955	-
Note payable – bank (Note 7)	-	-	5,951,409
Deferred rent	207,641	260,057	257,026
Due to affiliates (Note 9)	175,163	175,163	175,163
Total Other Liabilities	6,277,985	6,158,175	6,383,598
Total Liabilities	11,756,098	10,871,420	10,284,569
Commitments and Contingencies (Note 10)
Members’ Equity (Note 11):
Series C preferred	1,733,830	-	-
Series B preferred	3,250,000	2,500,000	-
Series A preferred	6,999,110	6,999,110	-
Common units	23,726,136	23,726,136	23,726,136
Additional paid-in capital	294,300	294,300	-
Accumulated deficit	(26,877,711)	(20,806,333)	(12,665,713)
Accumulated other comprehensive loss	(435,933)	(449,944)	(86,302)
Total XpresSpa Holdings, LLC and Subsidiaries Members’ Equity	8,689,732	12,263,269	10,974,121
Noncontrolling interests	2,153,528	1,403,088	999,668
Total Members’ Equity	10,843,260	13,666,357	11,973,789
	$22,599,358	$24,537,777	$22,258,358

See accompanying notes to consolidated financial statements.

XpresSpa Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

	Nine Months Ended September 30, 2016 (unaudited	Nine Months Ended September 30, 2015 (unaudited)	Year Ended December 31, 2015	Year Ended December 31, 2014
Revenues:
Services	$26,252,829	$24,541,670	$32,457,355	$32,045,406
Product sales	6,164,996	4,743,491	6,385,582	5,301,124
Total Revenues	32,417,825	29,285,161	38,842,937	37,346,530
Cost of Revenues:
Services	20,888,116	18,951,277	25,109,831	23,711,044
Product sales	2,101,002	1,925,465	2,559,656	1,846,503
Total Cost of Revenues	22,989,118	20,876,742	27,669,487	25,557,547
Gross Profit	9,428,707	8,408,419	11,173,450	11,788,983
Selling, General and Administrative Expenses	14,677,724	13,433,435	18,451,996	15,668,716
Loss From Operations Before Special Charges	(5,249,017)	(5,025,016)	(7,278,546)	(3,879,733)
Special Charges:
Loss on disposal of property and equipment (Note 13)	(70,973)	-	(121,542)	(767,593)
Loss From Operations	(5,319,990)	(5,025,016)	(7,400,088)	(4,647,326)
Other Expenses:
Finance costs	271	30,102	32,395	50,417
Interest expense - net	824,767	459,157	635,834	190,568
Total Other Expenses	825,038	489,259	668,229	240,985
Loss Before Provision for Income Taxes	(6,145,028)	(5,514,275)	(8,068,317)	(4,888,311)
Provision for Income Taxes (Note 5):
Current tax expense	21,557	74,445	7,261	18,282
Net Loss	(6,166,585)	(5,588,720)	(8,075,578)	(4,906,593)
Net Loss (Income) Attributable to Noncontrolling Interests	95,207	(19,264)	16,817	(108,970)
Net Loss Attributable to XpresSpa Holdings, LLC and Subsidiaries	$(6,071,378)	$(5,607,984)	$(8,058,761)	$(5,015,563)

See accompanying notes to consolidated financial statements.

XpresSpa Holdings, LLC and Subsidiaries

Consolidated Statements of Comprehensive Loss

	Nine Months Ended September 30, 2016 (unaudited)	Nine Months Ended September 30, 2015 (unaudited)	Year Ended December 31, 2015	Year Ended December 31, 2014
Net Loss Attributable to XpresSpa Holdings, LLC and Subsidiaries	$(6,071,378)	$(5,607,984)	$(8,058,761)	$(5,015,563)
Foreign Currency Translation Adjustment (Note 14)	14,011	(326,347)	(363,642)	(81,834)
Comprehensive Loss	$(6,057,367)	$(5,934,331)	$(8,422,403)	$(5,097,397)

See accompanying notes to consolidated financial statements.

XpresSpa Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity

Year ended December 31, 2014
	P-1 Preferred Units	P-2 Preferred Units	P-3 Preferred Units	Old Common Units	New Common Units	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total
Balance, January 1, 2014	$4,900,641	$16,799,287	$1,880,684	$(3,102,873)	$-	$(7,650,150)	$(4,468)	$988,237	$13,811,358
Capital contributed (Note 11)	-	-	3,241,230	-	2,336,022	-	-	388,000	5,965,252
Syndication costs (Note 11)	-	-	(128,855)	-	-	-	-	-	(128,855)
Distributions	-	-	-	-	(2,200,000)	-	-	(485,539)	(2,685,539)
Recapitalization transaction	(4,900,641)	(16,799,287)	(4,993,059)	3,102,873	23,590,114	-	-	-	-
Net income (loss)	-	-	-	-	-	(5,015,563)	-	108,970	(4,906,593)
Foreign currency translation adjustment (Note 14)	-	-	-	-	-	-	(81,834)	-	(81,834)
Balance, December 31, 2014	$-	$-	$-	$-	$23,726,136	$(12,665,713)	$(86,302)	$999,668	$11,973,789

Year ended December 31, 2015
	Common Units	Series A Preferred	Series B Preferred	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total
Balance, December 31, 2014	$23,726,136	$-	$-	$-	$(12,665,713)	$(86,302)	$999,668	$11,973,789
Capital contributed (Note 11)	-	6,999,110	2,500,000	-	-	-	666,776	10,165,886
Distributions	-	-	-	-	-	-	(328,398)	(328,398)
Issuance of warrants	-	-	-	294,300	-	-	-	294,300
Deconsolidation of noncontrolling interest	-	-	-	-	(81,859)	-	81,859	-
Net loss	-	-	-	-	(8,058,761)	-	(16,817)	(8,075,578)
Foreign currency translation adjustment (Note 14)	-	-	-	-	-	(363,642)	-	(363,642)
Balance, December 31, 2015	$23,726,136	$6,999,110	$2,500,000	$294,300	$(20,806,333)	$(449,944)	$1,403,088	$13,666,357

Nine Months ended September 30, 2016 (Unaudited)
	Common Units	Series A Preferred	Series B Preferred	Series C Preferred	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total
Balance, January 1, 2016	$23,726,136	$6,999,110	$2,500,000	$-	$294,300	$(20,806,333)	$(449,944)	$1,403,088	$13,666,357
Capital contributed (Note 11)	-	-	750,000	1,733,830	-	-	-	1,104,017	3,587,847
Distributions	-	-	-	-	-	-	-	(258,370)	(258,370)
Net loss	-	-	-	-	-	(6,071,378)	-	(95,207)	(6,166,585)
Foreign currency translation adjustment (Note 14)	-	-	-	-	-	-	14,011	-	14,011
Balance, September 30, 2016	$23,726,136	$6,999,110	$3,250,000	$1,733,830	$294,300	$(26,877,711)	$(435,933)	$2,153,528	$10,843,260

See accompanying notes to consolidated financial statements.

XpresSpa Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Nine Months Ended September 30, 2016 (unaudited)	Nine Months Ended September 30, 2015 (unaudited)	Year Ended December 31, 2015	Year Ended December 31, 2014
Cash Flows From Operating Activities:
Net loss	$(6,166,585)	$(5,588,720)	$(8,075,578)	$(4,906,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,915,334	3,575,591	4,332,694	3,741,949
Loss on disposal of property and equipment	70,973	69,270	121,542	767,593
Accretion of debt discount	88,943	62,288	102,000	-
Amortization of deferred finance charges	83,283	28,479	73,110	51,667
Change in operating assets and liabilities:
Accounts receivable	(5,391)	13,352	(7,611)	3,665
Inventory	59,541	(205,511)	(668,275)	(290,602)
Prepaid expenses	15,735	336,163	300,509	(259,244)
Security deposits	(322,632)	(149,409)	(151,409)	(167,077)
Pending location costs	(109,057)	(337,398)	135,500	112,868
Accounts payable	(73,923)	(866,019)	(753,273)	1,051,022
Accrued expenses and taxes payable	402,187	286,776	1,598,362	(1,106,948)
Deferred rent	(52,416)	45,654	3,031	(46,610)
Net Cash Used In Operating Activities	(3,094,008)	(2,729,484)	(2,989,398)	(1,048,310)
Cash Flows From Investing Activities:
Acquisition of intangible assets	-	(234,141)	(123,673)	(620,044)
Acquisition of property and equipment	(2,145,802)	(3,114,768)	(4,145,533)	(4,208,279)
Restricted cash	-	(138,588)	(138,588)	(90,000)
Net Cash Used In Investing Activities	(2,145,802)	(3,487,497)	(4,407,794)	(4,918,323)
Cash Flows From Financing Activities:
Members’ contributions	2,483,830	6,730,155	9,499,110	5,577,252
Members’ distributions	-	-	-	(2,200,000)
Noncontrolling interests’ contributions	1,104,017	666,776	666,776	388,000
Noncontrolling interests’ distributions	(258,370)	(328,398)	(328,398)	(485,539)
Proceeds from long-term debt - member	500,000	6,000,000	6,000,000	-
Proceeds from short-term debt	1,000,000	-	-	-
Repayment of short-term debt	(532,379)	-	-	-
Repayment of short-term debt - bank	-	(6,000,000)	(6,000,000)	-
Proceeds from note payable - bank	-	-	-	2,700,000
Deferred financing costs	(500,000)	(128,584)	(109,264)	(19,270)
Syndication costs	-	-	-	(128,855)
Net Cash Provided By Financing Activities	3,797,098	6,939,949	9,728,224	5,831,588
Effect of Exchange Rate Changes on Cash	(1,645)	(19,148)	(345,142)	(81,834)
Net (Decrease) Increase in Cash and Cash Equivalents	(1,444,357)	703,820	1,985,890	(216,879)
Cash and Cash Equivalents, Beginning of Period	4,177,465	2,191,575	2,191,575	2,408,454
Cash and Cash Equivalents, End of Period	$2,733,108	$2,895,395	$4,177,465	$2,191,575
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$674,218	$433,078	$515,834	$190,568
Income taxes	21,557	74,445	7,261	18,282

See accompanying notes to consolidated financial statements.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

(a)	Organization and Operations

XpresSpa Holdings, LLC (“Holdings”), a limited liability company, was formed in the State of Delaware on January 11, 2012 in conjunction with the restructuring and recapitalization of the XpresSpa business (“XpresSpa”). Holdings and its subsidiaries (collectively, the “Company”) are engaged primarily in the business of operating spa facilities in airport terminals both in domestic airports and international markets. As of December 31, 2015 the Company was operating forty-six stores in nineteen domestic and one foreign airport; at September 30, 2016, the Company was operating forty-seven stores in nineteen domestic and one foreign airport.

Holdings is a limited liability company formed under the Delaware Limited Liability Act (the “Act”). The parties to the limited liability company agreement are designated as members. Under the Act, the members are not liable for the debts of the Company.

These financial statements have been prepared for the purpose of complying with the provisions of Article 3-05 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (“SEC”), which required certain information with respect to acquired businesses to be included with certain filings with the SEC of the acquirer, FORM Holdings Corp. (“FORM”).

(b)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Holdings, its wholly-owned subsidiaries and other subsidiaries in which it holds either a majority interest or a noncontrolling interest but exercises significant influence and control. All significant intercompany transactions and balances are eliminated in consolidation. The Company follows Accounting Standards Codification (“ASC”) 810, “Consolidation.” Accordingly, the third-party holdings of equity interests, referred to as noncontrolling interests, are presented on the consolidated balance sheet and consolidated statements of operations and changes in members’ equity.

(c)	Cash Equivalents

Cash equivalents include amounts due from third-party financial institutions for credit and debit card transactions. These receivables typically settle in less than five days and were $316,902 (unaudited), $162,688 and $144,250 at September 30, 2016 and December 31, 2015 and 2014, respectively.

(d)	Accounts Receivable

Accounts receivable are stated at the historical carrying amount net of any allowances for doubtful accounts. At September 30, 2016 and December 31, 2015 and 2014, there was no allowance for doubtful accounts. Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Customer accounts are written off when all attempts to collect have been exhausted. Recoveries of accounts receivable previously written off are recorded as revenue when received.

(e)	Inventory

Inventory consisting of purchased finished goods and service supplies is stated at the lower of cost (first-in, first-out) or market.

(f)	Property, Equipment and Depreciation

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets once placed in service. Expenditures for repairs are charged to operations as incurred.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Leasehold improvements are amortized using the straight-line method over the lesser of the term of the related lease or their estimated economic useful life.

(g)	Long-Lived Assets and Intangible Assets

Long-lived assets and intangible assets (including, location acquisition costs and definite-lived trademarks) subject to depreciation or amortization, are reviewed for impairment when events and circumstances indicate that the carrying value may not be recoverable. Impairment exists when the carrying value of the asset is greater than the undiscounted future cash flows expected to be provided by the asset. The amount of impairment, if any, is the excess of the carrying value over its recoverable value. There was no impairment recognized by the Company in 2015 and 2014 or for the nine months ending September 30, 2016 and 2015.

(h)	Restricted Cash

Restricted cash represents balances at financial institutions to secure bonds and letters of credit as required by various airports.

(i)	Deferred Financing Costs

Deferred financing costs are amortized over the life of the related debt using the straight-line method, which approximates the effective interest method.

(j)	Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(k)	Income Taxes

Holdings, a limited liability company, is treated as a partnership for income tax reporting purposes at both the federal and state levels. Accordingly, Holdings does not pay income taxes other than taxes in certain state and local jurisdictions. Members are taxed individually on their respective share of earnings.

The Company accounts for state and local income taxes in accordance with the asset and liability method of accounting for income taxes prescribed by ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses.

Deferred tax assets and liabilities, as it relates to state and local taxes, are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with other provisions contained within this guidance. This topic prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by the taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate audit settlement. No adjustment was necessary in for year ending December 31, 2015 or 2014 or nine months ending September 30, 2016 or September 30, 2015 as a result of this guidance.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company files income tax returns in the U.S. Federal and various state and local jurisdictions. For Federal income tax purposes, the 2013, 2014 and 2015 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations. For state tax purposes, the 2012 through 2015 tax years remain open for examination by the tax authorities under a four-year statute of limitations.

The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. For the nine months ended September 30, 2016, September 30, 2015 and years ended December 31, 2015 and 2014, there were no interest and penalties recognized.

(l)	Advertising Costs

The Company’s policy is to expense advertising costs as incurred. Advertising costs aggregating $295,874 (unaudited) and $457,331 (unaudited) for nine months ended September 30, 2016 and 2015, respectively, and $542,837 and $721,743 for the years ended December 31, 2015 and 2014, respectively, are included in selling, general and administrative expenses on the consolidated statements of operations.

(m)	Sales Tax

The Company excludes from its revenues all sales taxes assessed to its customers. Sales taxes assessed on revenues are recorded as accrued liabilities on the consolidated balance sheets until remitted to the state agencies.

(n)	Syndication Costs

Syndication costs consist of transaction fees and legal and professional fees associated with the offering and issuance of member units. These costs are recorded as a reduction of the capital contributed with respect to the units issued.

(o)	Revenue Recognition

The Company recognizes revenues from product and service sales at the point of sale, net of discounts and applicable sales taxes. The Company records income from its wholesale and
e-commerce businesses at the time the goods are shipped.

(p)	Fair Value of Financial Instruments

The Company follows the provisions of ASC 820, “Fair Value Measurement,” which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The amount included in due to affiliates is not considered to be reported at fair value as the amount is owed to a related party and does not bear interest.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company’s financial instruments primarily consist of cash, accounts receivable, accounts payable and long-term debt. The carrying amounts of these items are considered a reasonable estimate of fair value at September 30, 2016 and December 31, 2015 and 2014, due to their short-term classification or having market rates.

(q)	Concentration of Credit Risk

The Company maintains cash in financial institutions primarily in the United States and the Netherlands. Cash balances exceed insured limits in the respective countries. Management believes no significant credit risk exists with respect to its cash as of September 30, 2016 and December 31, 2015 and 2014. The Company has not experienced losses in such accounts.

(r)	Deferred Rent

When a lease contains an escalation of the minimum rent, the Company recognizes the related rent expense on a straight-line basis and records the difference between the recognized rental expense and the amounts payable under the lease as a long-term deferred rent liability. Landlord allowances are amortized by the straight-line method over the term of the lease as a reduction of rent expense.

(s)	Comprehensive Loss

Comprehensive loss includes certain gains and losses which are excluded from net income and, as such, these amounts are recorded directly as an adjustment to members’ equity. The Company’s comprehensive loss is comprised of foreign exchange translation adjustments.

(t)	Noncontrolling Interest

Noncontrolling interest is the proportionate interest in the subsidiaries’ assets and liabilities not held by the group. It is separately disclosed in the consolidated balance sheets and deducted in the consolidated statements of operations to account for the amounts not owned by the group.

(u)	Foreign Exchange Currency Translation

Accounts of the foreign subsidiaries of Holdings are translated into United States dollars. Assets and liabilities have been translated at year-end exchange rates and revenues and expenses have been translated at average rates for the year. The translation adjustments arising from the use of different exchange rates are included as other comprehensive loss within the consolidated statements of changes in members’ equity. Gains and losses resulting from foreign currency transactions are included within the consolidated statements of operations.

(v)	Reclassifications

Certain amounts from the prior period have been reclassified to conform to the current year’s presentation.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

2. Inventory

Inventory consisted of the following:

	September 30, 2016 (unaudited)	December 31, 2015	December 31, 2014
Finished goods	$2,356,067	$2,339,501	$1,744,488
Service supplies	129,181	198,866	133,359
Total inventory	$2,485,248	$2,538,367	$1,877,847

Finished goods are net of markdowns of $45,651 (unaudited) as of September 30, 2016 and $45,651 and $23,830 as of December 31, 2015 and 2014, respectively.

3. Spa Leasehold Improvements, Property and Equipment

Spa leasehold improvements, property and equipment include the following:

	Cost
	September 30, 2016 (unaudited)	December 31, 2015	December 31, 2014	Useful Lives in Years
Furniture and fixtures	$3,928,333	$3,356,570	$3,300,279	7
Machinery and equipment	2,704,710	2,652,704	2,510,142	3 - 5
Leasehold improvements - corporate headquarters	1,049,122	988,680	862,385	8
Leasehold improvements - spa facilities	27,179,382	24,633,908	24,102,268	1 - 10
Construction-in-progress	1,021,244	2,172,593	977,854
Spa equipment - idle	-	128,587	175,400
	35,882,791	33,933,042	31,928,328
Less: Accumulated depreciation and amortization	21,691,546	19,511,031	17,499,479
Net book value	$14,191,245	$14,422,011	$14,428,849

Depreciation and leasehold amortization expenses for assets placed in service aggregated $2,419,344 (unaudited) and $3,043,233 (unaudited) for the nine months ended September 30, 2016 and 2015, respectively, and $3,780,608 and $3,526,585 for the years ended December 31, 2015 and 2014, respectively.

4. Pending Location Acquisition Costs

Pending location acquisition costs in the amount of $20,000 and $155,500 as of December 31, 2015 and 2014, respectively, include lease acquisition and related expenses incurred in connection with spa locations under lease negotiation or in the bidding process at December 31, 2015 and 2014, respectively.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

5. Income Taxes

The provision for income taxes is based on the taxable income, which excludes certain expense items that are not deductible for income tax purposes. The provision for current taxes of $21,557 (unaudited) and $74,445 (unaudited) for the nine months ended September 30, 2016 and 2015, respectively, and $7,261 and $18,282 for the years ended December 31, 2015 and 2014, respectively, consists primarily of state taxes based on revenue.

Deferred income taxes are provided for on the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities.

The components of the deferred tax asset are as follows:

	September 30, 2016 (unaudited)	December 31, 2015	December 31, 2014
Depreciation timing differences	$58,254	$58,254	$67,510
Net operating loss carryforwards	124,473	124,473	66,059
Deferred rent	1,877	1,877	2,741
Less: Valuation allowance	(184,604)	(184,604)	(136,310)
Total deferred tax assets	$-	$-	$-

A valuation allowance has been established for all deferred tax assets. This is due to uncertainty that sufficient taxable income will be generated to utilize these assets. The valuation allowance increased by $48,294 and $9,402 for the years ended December 31, 2015 and 2014, respectively.

The Company has pre-tax apportioned net operating losses of approximately $11,850,000 which will begin to expire in 2033.

6. Intangible Assets

Intangible assets consist of the following:

September 30, 2016 (unaudited)
	Cost	Accumulated Amortization	Book Value	Useful Lives in Years
Lease acquisition costs	$2,752,145	$1,535,692	$1,216,453	1-10
Trademarks	293,305	171,019	122,286	5-15
Total	$3,045,450	$1,706,711	$1,338,739

December 31, 2015
	Cost	Accumulated Amortization	Book Value	Useful Lives in Years
Lease acquisition costs	$2,030,757	$1,042,100	$988,657	1-10
Lease acquisition costs – locations scheduled to open in 2016	718,358	-	718,358	1-10
Trademarks	293,305	156,350	136,955	5-15
Total	$3,042,420	$1,198,450	$1,843,970

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014
	Cost	Accumulated Amortization	Book Value	Useful Lives in Years
Lease acquisition costs	$1,625,306	$520,069	$1,105,237	1-10
Lease acquisition costs - locations scheduled to open in 2015	795,680	-	795,680	1-10
Trademarks	289,030	126,295	162,735	5-15
Total	$2,710,016	$646,364	$2,063,652

Amortization expense aggregated $495,990 (unaudited), $532,358 (unaudited), $552,086 and $215,364 for the nine months ended September 30, 2016 and September 30, 2015 and years ended December 31, 2015 and 2014, respectively.

As of December 31, 2015, future amortization expense is estimated as follows:

Year ending December 31,
2016	$329,414
2017	290,877
2018	262,656
2019	237,516
2020	211,885
Thereafter	511,622
Total	$1,843,970

7. Notes Payable

(a)	Note Payable, Net - Member

On April 22, 2015, the Company entered into a credit agreement and secured promissory note (collectively, the “credit agreement”) with a member. This credit facility replaced the Company’s pre-existing bank debt and provides for additional working capital. The credit agreement provides for interest on the outstanding principal of the loan at a rate per annum of 12%. Interest is payable as follows: (i) 10% annual interest, calculated on a monthly basis, which is payable in arrears on the last business day of each month plus (ii) 2% annual interest, calculated on a monthly basis, which shall accrue monthly and become due and payable on the first and second anniversary dates. The credit facility is secured by substantially all of the assets of the Company, had an outstanding principal balance of $6,000,000 at December 31, 2015 and matures on April 22, 2017.

Under the terms of the credit agreement, 90 days after the effective date and prior to the maturity date, the member has the right to convert up to $3,000,000 of the outstanding principal amount of the loan into common units of the Company at a purchase price equal to the lesser of the purchase price per unit in the most recent issuance of common units or $1 per common unit. This conversion right was determined to be a beneficial conversion feature.

Additionally, the Company issued a warrant to the member to purchase, for a period of four years from the date of issuance, up to 600,000 Series A preferred units at an initial price of $1 per unit, subject to adjustment.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company allocated the proceeds from the note payable to the beneficial conversion feature, the warrants and the note based on their estimated fair values. The fair value of the beneficial conversion feature and warrants at issuance of $294,300 was recorded as a debt discount. The Company recorded accretion expense of $88,943 (unaudited) and $62,288 (unaudited) during the nine months ended September 30, 2016 and 2015, respectively, and $102,000 during the year ended December 31, 2015 in accretion of this discount.

On August 8, 2016, this note payable was amended. The credit facility was increased to $6,500,000 and the maturity date was extended to May 1, 2018 with an additional one-year extension to May 1, 2019. The amendment changed the monthly interest rate to 9.24% and modified certain covenants. In connection with the amendment, the member waived all existing covenant defaults as of December 31, 2015 and through August 8, 2016. The Company incurred $500,000 of deferred financing costs which are being amortized over the life of the note payable.

September 30, 2016 (unaudited)
Note payable	$6,500,000
Less: Debt discounts	103,357
Deferred financing charges	501,462
Current portion	-
Long-term debt	$5,895,181

December 31, 2015
Note payable	$6,000,000
Less: Debt discounts	192,300
Deferred financing charges	84,745
5,722,955
Less: Current portion	-
Long-term debt	$5,722,955

(b)	Note Payable - Bank

On February 15, 2012, the Company, in conjunction with the recapitalization and restructuring of XpresSpa, entered into an amended and restated credit agreement (the “agreement”) with a commercial lender which provided for a financing commitment of $10,000,000 with a maturity date of December 31, 2015. In April 2015, the total outstanding balance of $6,000,000 on this note was repaid with the proceeds from the note payable – member.

(c)	Note Payable – Credit Card Financing

In April 2016, the Company entered into a loan and security agreement with a lender. The loan, in the form of an advance against certain future credit card transactions, is for a maximum of $1,000,000 and is secured by certain assets of the Company. The Company received proceeds of $1,000,000, to be used for working capital. The loan, and issuance fee of $35,000, is repaid on a daily basis from proceeds of certain credit card transactions. As of September 30, 2016, the outstanding balance of the advance is $467,621 (unaudited).

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

8. Loan Payable - Member

The outstanding loan from a member in the amount of $25,500 (unaudited) at September 30, 2016, December 31, 2015 and 2014 is unsecured, noninterest bearing and is payable upon demand.

9. Transactions With Affiliates

The Company has received advances from noncontrolling members of certain subsidiaries aggregating $175,163 (unaudited) at September 30, 2016, December 31, 2015 and 2014. The advances represent collateral for the noncontrolling members’ pro rata share of lease security deposits which the Company has satisfied by letters of credit. The advances are noninterest bearing and will be repaid upon the expiration of the leases and the letters of credit.

10. Commitments and Contingencies

(a)	Minimum Future Obligations

The Company is obligated under multiple lease agreements for its spa locations. These agreements primarily require payment of rent as a percentage of gross sales, and a minimum annual guarantee (“MAG”) rent payment. The MAG for the locations under lease during the term of the agreements range from $5,000 to $250,000 per year adjusted on each anniversary date. In addition, the Company has entered into a lease agreement for its corporate offices in New York City.

As of December 31, 2015, future minimum commitments under noncancelable lease agreements are as follows:

Year ending December 31,
2016	$4,418,692
2017	3,865,603
2018	3,326,293
2019	2,304,837
2020	2,080,097
Thereafter	2,674,184
Total	$18,669,706

The following is a summary of rental expense, under all lease agreements:

	Nine months ended September 30, 2016 (unaudited)	Nine months ended September 30, 2015 (unaudited)	2015	2014
Fixed rent	$250,739	$305,263	$337,875	$304,983
Minimum annual guarantee	2,724,142	2,535,497	3,356,381	3,160,923
Additional rent as a percentage of sales in excess of MAG	1,403,795	1,099,495	1,472,281	1,482,015
Total rent expense	$4,378,676	$3,940,255	$5,166,537	$4,947,921

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

(b)	Service Provider and Monitoring and Management Agreements

The Company is bound under the terms of certain service provider agreements with noncontrolling members of 14 operating spa subsidiaries which provide local marketing, public relations, customer service, human resource and other management services. The agreements provide for one-year terms that renew automatically and management fees ranging from 2.09 to 4.5% of gross revenues of the respective operating spas.

On February 23, 2012, the Company entered into a monitoring and management agreement (“the M&M agreement”) with an affiliate of a member. The M&M agreement provides for an annual monitoring fee of $250,000 plus out-of-pocket expenses, payable in quarterly installments in exchange for certain monitoring and management services rendered. The M&M agreement expires on the earlier of fifteen (15) years from the effective date with automatic one-year extensions or such time the member ceases to hold an interest in the Company. Monitoring fees and out-of-pocket expenses aggregating $238,114 (unaudited), $214,999 (unaudited), $305,387 and $268,536 are included in selling, general and administrative expenses on the consolidated statements of operations for nine months ended September 30, 2016 and 2015, and for the years ended December 31, 2015 and 2014, respectively.

(c)	Security Deposits

In connection with rental security deposits, the Company has provided cash collateral for a portion of these deposits at September 30, 2016 and December 31, 2015 and 2014 and guaranteed the remaining balances. This collateral totaled $238,053 (unaudited) and $238,053 and $140,000 and is included in Security Deposits on the consolidated balance sheets at September 30, 2016 and December 31, 2015 and 2014, respectively. The Company has guaranteed the remaining $1,324,099 (unaudited) and $707,417 and $416,035 at September 30, 2016 and December 31, 2015 and 2014, respectively. These deposits are required through the respective lease terms.

(d)	Letters of Credit

The Company had outstanding letters of credit totaling $569,000 (unaudited), $1,180,140 and $844,950 at September 30, 2016, and December 31, 2015 and 2014, respectively.

(e)	Litigation and Legal Proceedings

Amiral

On July 29, 2016, Amiral Holdings SAS (“Amiral”) filed a preliminary relief proceeding in the Netherlands against the Company’s subsidiary, XpresSpa Europe B.V. (“XpresSpa Europe”), relating to the failed acquisition by Amiral of XpresSpa Europe. On October 7, 2016, Amiral initiated proceedings before the District Court in Amsterdam seeking the transfer of shares in XpresSpa Europe to Amiral and damages.

On August 2, 2016, Amiral filed a complaint for breach of contract against XpresSpa related to a failed merger between Amiral and the Company, before the Supreme Court of the State of New York, County of New York. On November 23, 2016, a temporary restraining order was granted, enjoining XpresSpa and other parties from closing the merger between XpresSpa and FORM pending Amiral fulfilling certain conditions, which Amiral, on December 22, 2016, indicated that it would not meet, thus having the effect of dissolving the temporary restraining order.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

On February 1, 2017, the Company, Amiral, and several related parties entered into a settlement agreement under which Amiral will receive $250,032 face value of FORM’s Series D Preferred Shares from former Company shareholders. The parties have withdrawn all claims asserted against each other. No liability is expected or recorded for these proceedings, as the matters are settled.

Operational Disputes

Effective October 2014, the Company terminated its former Airport Concession Disadvantaged Business Enterprise (“ACDBE”) partner, Cordial Endeavor Concessions of Atlanta, LLC (“Cordial”), in several store locations at Hartsfield-Jackson Atlanta International Airport. In April 2015, Cordial filed a complaint with the Federal Aviation Administration (“FAA”) (which oversees the City of Atlanta with regard to airport ACDBE programs) and, in December 2015, the FAA mandated that the City of Atlanta review XpresSpa’s request to substitute new partners in lieu of Cordial and Cordial’s claims of retaliation. In response to the FAA ruling, pursuant to a corrective action plan approved by the FAA, the City of Atlanta held two hearings in February 2016 and ruled in favor of the Company on both issues. Cordial submitted a further complaint to the FAA claiming that the City of Atlanta was biased against Cordial and that the City of Atlanta’s decision was wrong. In October 2016, the FAA sent a letter to the City of Atlanta directing that the City of Atlanta retract previous findings on Cordial’s allegations and engage an independent third party to investigate issues previously decided by the City of Atlanta. The FAA also directed that the City of Atlanta determine monies potentially due to Cordial.

In February 2016, Cordial filed a Part 16 complaint with the FAA.

On January 3, 2017, the Company filed a lawsuit in the Supreme Court of the State of New York, County of New York against Cordial and several related parties alleging breach of contract, unjust enrichment, breach of fiduciary duty, fraudulent inducement, fraudulent concealment, tortious interference, and breach of good faith and fair dealing (the “Cordial Litigation”). On March 3, 2017, the Company filed a first amended complaint against Cordial.

On January 4, 2017, the Company filed a lawsuit in the United States District Court for the Southern District of New York against its former attorney, Kevin Ross, and his law firm alleging malpractice, unjust enrichment, breach of fiduciary duty, fraudulent inducement, fraudulent concealment, tortious interference, and promissory estoppel (the “Ross Litigation”). On March 2, 2017, the defendants filed a letter with the Court requesting a pre-motion conference in anticipation of the defendants’ filing of a motion to dismiss.

Both the Cordial Litigation and Ross Litigation are pending before the respective courts; no schedule has been set in either matter.

In March 2014, four former XpresSpa employees who worked at XpresSpa locations in John F. Kennedy International Airport and LaGuardia Airport filed a putative class and collective action wage-hour litigation in the U.S. District Court for the Eastern District of New York. Plaintiffs claim that they and other spa technicians were misclassified as exempt commissioned salespersons. Plaintiffs also assert class claims for unpaid overtime on behalf of New York spa technicians under the New York Labor Law, and discriminatory employment practices under New York State and City laws. On September 23, 2016, the court conditionally certified the class. The parties held a mediation on February 28, 2017 and reached agreement on a settlement in principle. The parties are in the process of drafting a formal settlement agreement incorporating the agreed-upon terms. In addition, there are three complaints filed against the Company with the Equal Employment Opportunity Commission for unlawful termination of employment and discriminatory employment practices.

Other

The Company is also regularly subject to claims, suits and other proceedings involving commercial disputes, labor and employment, personal injury and other matters. Such claims, suits and other proceedings could result in fines, civil or criminal penalties or other adverse consequences.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Certain of the Company’s outstanding legal matters include speculative claims for substantial or indeterminate amounts of damages. The Company regularly evaluates developments in its legal matters that could affect the amount of any potential liability and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being a liability and the estimated amount of a loss related to such matters.

With respect to the Company’s outstanding legal matters, based on its current knowledge, the Company believes that the amount or range of a potential loss will not, either individually or in the aggregate, have a material adverse effect on its business, consolidated financial position, results of operations or cash flows. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties. The Company evaluated the matters described above, and assessed the probability and likelihood of the occurrence of liability. Based on its estimate, it has accrued $650,000 in liability, included in the Company’s accrued expenses.

The Company expenses legal fees in the period in which they are incurred.

11. Member Units

On December 6, 2013, under the terms of a Membership Interest Purchase Agreement (the “MIPA”), the Company authorized the sale and issuance of 5,250,000 P-3 preferred units at a stated value of $1 per unit to the members of the Company including investors of the founding member. The MIPA provided for the commitment and sale of all authorized units in two tranches consisting of an initial sale of 2,000,000 P-3 preferred units completed upon execution of the MIPA in 2013 and the balance of 3,250,000 P-3 preferred units completed in March 2014. The Company received cash proceeds of $3,241,230 in 2014.

On July 28, 2014, the Company entered into a recapitalization transaction whereby the existing P-1, P-2 and P-3 preferred units and common units, as defined in the second amended and restated operating agreement, were converted to new common units. Simultaneously, under the terms of a MIPA, 4,400,000 common units were issued to certain participating members in exchange for a capital contribution of $2,200,000. The 4,400,000 common units were valued at $2,336,022 at the time of the transaction. This resulted in a charge of $136,022 to selling, general and administrative expenses in the year ended December 31, 2014.

At December 31, 2015 and 2014, the Company had 74,368,310 common units authorized, issued and outstanding. Common units represent fractional ownership of the Company and have rights and obligations as specified in the fourth amended and restated operating agreement.

In January and August 2015, under the terms of a MIPA, the Company authorized the sale and issuance of 7,000,000 Series A preferred units at a stated value of $1 per unit to the members of the Company including investors of the founding member. The Company received cash proceeds of $4,999,110 and $2,000,000 in January 2015 and August 2015, respectively.

On November 12, 2015, under the terms of a MIPA, the Company authorized the sale and issuance of 3,000,000 Series B preferred units at a stated value of $1 per unit to the members of the Company including investors of the founding member. Under this agreement, these units are being sold in stages. In the first stage, the Company sold 1,500,000 Series B preferred units and received cash proceeds of $1,500,000 on November 12, 2015. In the second stage, the Company sold 1,000,000 Series B preferred units and received cash proceeds of $1,000,000 on December 30, 2015. In the third stage, the Company sold 250,000 Series B preferred units in April 2016 and received cash proceeds of $250,000. The Series B preferred units include a 15% preferred yield.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

On January 27, 2016, under the terms of a MIPA, the Company authorized the sale and issuance of 500,000 Series B preferred units at a stated value of $1 per unit to a member of the Company. The Company received cash proceeds of $500,000 in January 2016.

The accrued and unpaid yield on Series B preferred units was $391,849 (unaudited) and $41,506 at September 30, 2016 and December 31, 2015, respectively.

On August 8, 2016, the Company authorized and issued, and FORM irrevocably subscribed for and agreed to purchase, 1,733,826 Series C preferred units, at a per unit purchase price of $1.00 for an aggregate purchase price of $1,733,826 (see Note 15 for subsequent event with FORM). The Series C Preferred Units have a preference in the amount of its initial investment and a 12% accruing yield for the first year or until the closing of the Merger and thereafter, if the Merger has not closed, shall be entitled to a liquidation preference equal to two times the amount of its initial investment plus any accrued but unpaid yield thereon. The Company received cash proceeds on August 9, 2016. The accrued and unpaid yield on Series C preferred units was $30,211 (unaudited) at September 30, 2016.

Noncontrolling Interests

During the nine months ended September 30, 2016 and 2015, the Company received contributions from noncontrolling interests aggregating $1,104,017 (unaudited) and $666,776 (unaudited), respectively, and made distributions to noncontrolling interests aggregating $258,370 (unaudited) and $328,398 (unaudited), respectively.

During the years ended December 31, 2015 and 2014, the Company received contributions from noncontrolling interests aggregating $666,776 and $388,000, respectively, and made distributions to noncontrolling interests aggregating $328,398 and $485,539, respectively.

Syndication Costs

The Company incurred syndication costs of $128,855 for the year ended December 31, 2014 in conjunction with the issuance of P-3 preferred units. Syndication costs have been presented as a reduction of the capital contributed by P-3 preferred unitholders on the consolidated statement of changes in members’ equity for the year ended December 31, 2014.

12. Lease Termination Costs

The Company incurred $128,844 (unaudited) and $478,361 for the nine months ended September 30, 2016 and year ended December 31, 2015, respectively, of lease termination fees and related expenses in conjunction with the termination of retail spa leases which were never placed in service. These costs are included in selling, general and administrative expenses on the consolidated statements of operations for the nine months ended September 30, 2016 and year ended December 30, 2015, respectively.

13. Loss on Disposal of Property and Equipment

The Company closed certain retail spa locations as a result of airport terminal renovations and lease expirations which occurred during the nine months ended September 30, 2016, September 30, 2015 and the years ended December 31, 2015 and 2014. As a result, the remaining undepreciated cost of property and equipment related to these locations aggregating $70,973 (unaudited), $-0-, $121,542 and $767,593 is included in loss on disposal of property and equipment on the consolidated statements of operations for the nine months ended September 30, 2016 and 2015 and years ended December 31, 2015 and 2014, respectively.

XpresSpa Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

14. Foreign Currency Translation Adjustment

The operations of the foreign subsidiaries located in the Netherlands and the United Arab Emirates have been consolidated in U.S. dollars which differ from their functional currency; as a result, the foreign currency translation exchange gain (loss) in the amount of $14,011 (unaudited), $(326,347) (unaudited), $(363,642) and $(81,834) has been presented as a component of comprehensive loss for the nine months ended September 30, 2016 and 2015 and years ended December 31, 2015 and 2014, respectively.

15. Subsequent Events

The Company has evaluated subsequent events through March 7, 2017, the date on which the consolidated financial statements were available to be issued.

On December 23, 2016 XpresSpa completed a merger with FXHMS, LLC, a wholly-owned subsidiary of FORM with XpresSpa being the surviving entity and wholly-owned subsidiary of FORM. At that date the then-outstanding common and preferred units of XpresSpa were cancelled and automatically converted into the right to receive the following:

•	2,500,000 shares of FORM common stock with a par value of $.01 per share,

•	494,792 shares of newly designated Series D convertible preferred stock, with a par value of $.01 per share, of FORM with an aggregate initial liquidation preference of $23,750,000, accruing dividends at 9% per annum and which are initially convertible into 3,958,336 shares of FORM common stock, and

•	Five–year warrants to purchase an aggregate of 2,500,000 shares of FORM common stock, at an exercise price of $3.00 per share, in each case, subject to adjustment in the event of a stock split, dividend or similar events.

As a result of the consummation of the merger, as of December 23, 2016, the former members of XpresSpa own approximately 18% of the outstanding shares of FORM common stock (or 33% of the outstanding shares of FORM common stock calculated on a fully diluted basis) and the stockholders of FORM prior to the merger own approximately 82% of the outstanding shares of FORM common stock (or 67% of the outstanding shares of FORM common stock calculated on a fully diluted basis).

In February 2017, the total number of shares of FORM’s Series D preferred stock was decreased from 494,792 shares to 491,427 shares with an aggregate initial liquidation preference of $23,588,000, which are initially convertible into 3,931,416 shares of FORM common stock.

There were no other events or transactions requiring disclosure or adjustment in the consolidated financial statements.